Exhibit 99.2

Corporate Headquarters 96 South George Street York, Pennsylvania 17401 U.S.A. www.glatfelter.com

For Immediate Release	Contacts:

	Investors:	Media:

	John P. Jacunski	William T. Yanavitch

	(717) 225-2794	(717) 225-2747

Glatfelter Announces Offering Of Senior Notes

York, Pennsylvania – September 19, 2012: P. H. Glatfelter (“Glatfelter”) (NYSE:GLT) announced today that it intends to offer approximately $200 million in aggregate principal amount of senior notes due 2020 (the “Notes”). The net proceeds from the offering of the Notes are expected to be used to fund the previously announced cash tender offer by Glatfelter for any and all of its outstanding 7 1/8% senior notes due 2016 (“2016 Notes”) and to retire any 2016 Notes not purchased in such tender offer through one or more redemptions, subsequent tender offers or open market purchases (although Glatfelter is under no obligation to take any such actions).

Glatfelter will make the offering pursuant to certain exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Notes will offer the Notes only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under such laws or applicable exemptions from such registration requirements.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the Notes described in this press release, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Glatfelter

Headquartered in York, PA, Glatfelter is a global manufacturer of specialty papers and fiber-based engineered materials, offering over a century of experience, technical expertise and world-class service. U.S. operations include facilities in Spring Grove, PA and Chillicothe and Fremont, OH. International operations include facilities in Canada, Germany, France, the United Kingdom and the Philippines, a representative office in China and a sales and distribution office in Russia. Glatfelter’s sales approximate $1.6 billion annually and its common stock is traded on the New York Stock Exchange under the ticker symbol GLT. Additional information may be found at www.glatfelter.com.

Caution Concerning Forward-Looking Statements

Certain statements included in this press release may be “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Any such statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which may cause actual results or performance to differ materially from the Company’s expectations. Various risks and factors that could cause future results to differ materially from those expressed in the forward-looking statements include, but are not limited to: changes in industry, business, market, political and economic conditions in the U.S. and other countries in which Glatfelter does business, change in demand for or pricing of its products, changes in tax legislation, governmental laws, regulations and policies, initiatives of regulatory authorities, technological changes and innovations, market growth rates, cost reduction initiatives, the cost, and successful design and construction, of the Composite Fibers capacity expansion project, and other factors. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements.

Any forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Any forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law. Investors are also directed to other risks discussed in documents filed by us with the Securities and Exchange Commission.